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                                                                    EXHIBIT 10.4



                                   JAYCOR 1991
                         NON-QUALIFIED STOCK OPTION PLAN


               1. PURPOSE. This Non-Qualified Stock Option Plan (the "Plan") is intended to serve as an incentive to and to encourage stock ownership by certain officers, employees and outside directors of JAYCOR, a California corporation (the "Corporation"), so that they may acquire or increase their proprietary interest in the success of the Corporation, and to encourage them to remain in the service of the Corporation.

               2. ADMINISTRATION. The Plan shall be administered by the Plan Committee of the Corporation (the "Committee"). Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee. The Committee as a whole may act on options granted to officers, employees (including employees who are also directors), or outside directors.

               The Committee shall be authorized to grant options under the Plan to such officers, employees and outside directors of the Corporation at such times and in such amounts as the Board of Directors may decide, subject to the terms and limitations of this Plan.

               The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

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               3.  ELIGIBILITY.

                   3.1 General. Persons eligible to receive options under the Plan shall be selected by the Board of Directors from among the officers, executives, directors, management personnel and key creative personnel of the Corporation and any Parent or Subsidiary thereof. The selection of recipients of options shall be within the sole and absolute discretion of the Board of Directors. As used in this Agreement, the terms "Parent" and "Subsidiary" shall be defined as such terms are defined for purposes of Code Section 422.

                   3.2 Termination of Eligibility. If the optionee shall no longer serve as a director or an employee of the Corporation or a Parent or Subsidiary thereof, for any reason (including, without limitation, his death), any option granted hereunder to such optionee shall expire no later than three (3) months from the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier. During such three month period, the option may be exercised in accordance with its terms, but only in respect of the number of such shares for which the right to exercise has accrued on the date of such termination of service. The Committee shall decide whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section.

                   3.3 Death of Optionee and Transfer of Option. If the optionee shall die while eligible to participate in the Plan and shall not have fully exercised one or more options, such options may, in the discretion of the Committee, be exercised (provided, however, (i) no option shall be exercisable after its expiration and (ii) an option may be exercised only to the extent that the



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          optionee's right to exercise such option had accrued at the time of his death and had not previously been exercised) at any time up to 12 months after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.

                        No option granted hereunder shall be transferable by the optionee otherwise than by will or the laws of intestate succession.

               4. IDENTIFICATION OF STOCK. The stock subject to the options shall be shares of the Corporation's authorized but unissued or acquired or reacquired common stock (the "stock").

                   The aggregate number of shares subject to outstanding options under this Plan shall not exceed 175,000 shares of stock (subject to adjustment as provided in Section 5.6). If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

               5. TERMS AND CONDITIONS OF OPTIONS. Any option granted pursuant to the Plan shall be evidenced by an agreement in such form as the Committee shall from time to time determine, which agreement shall include, but not be limited to, the following terms and conditions.

                   5.1 Number of Shares. Each option shall state the number of shares to which it pertains.

                   5.2 Option Exercise Price. Each option shall state the option price.

                   5.3 Method of Exercise. An option shall be exercised by written notice to the Corporation stating the number of shares with respect to which the option is being exercised and



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          designating a time for the delivery thereof, which time shall be at least fifteen (15) days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the notice, the Corporation shall deliver to the optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares of previously authorized but unissued shares or acquired or reacquired shares of stock as the Corporation may elect. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any national or other securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this section shall be accompanied by appropriate proof of the right of such person to exercise the option.

                   5.4 Medium and Time of Payment. The option price shall be payable in full upon the exercise of the option by personal, certified or bank cashier's check, shares of stock, or any equivalent form of payment acceptable to the Committee.

                   5.5 Term of Option. The term of an option granted pursuant to this Plan shall be determined by the Committee at the time of grant, but shall not exceed ten (10) years from the date of the grant. In no event shall any option be exercisable after the expiration of its term.

                   5.6 Adjustments Upon Changes In Capitalization. The number of shares of stock covered by each outstanding option, and the price per share thereof in the case of each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of stock of



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          the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the stock). The adjustments shall be made in such manner as will prevent dilution or enlargement of the rights granted to or available for participants in this Plan; except that any fraction of a share subject to an option resulting from such an adjustment shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

                        Subject to any required action by the shareholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to the option would have been entitled. Upon a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, the Board of Directors of the Corporation may grant each optionee the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, to exercise his option in whole or in part. If the Corporation should be consolidated with or merged into any other corporation, or if the Corporation should sell or transfer all or substantially all of its assets, or if any other similar event affecting shares of stock of the Corporation should occur, and if the exercisability of the options is not accelerated by the Board of Directors and the acquiring corporation assumes the Corporation's obligations under the options granted under this Plan, then each optionee shall be entitled thereafter to purchase shares of stock and other securities and property in the kind and amount, and at the price, which the optionee would



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          have been entitled had his option been exercised prior to such event.
          The Corporation shall make lawful provision therefor as a part of any such transaction.

                        To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                        The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                        Whenever the Corporation shall take any action resulting in any adjustment provided for in this Section 5.6, the Corporation shall forthwith deliver notice of such action to optionee, which notice shall set forth the number of shares subject to this option and the purchase price thereof resulting from such adjustment.

                   5.7 Rights as a Shareholder. An optionee or a transferee of an option shall have no rights as a shareholder with respect to any shares underlying his option until the date of the issuance to him of a certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5.6 hereof.

                   5.8 Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee, at the direction of the Board of



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          Directors, may modify, extend or renew outstanding options granted under the Plan to an optionee, or accept the surrender of his outstanding options (to the extent not theretofore exercised) and authorize the granting to him of new options in substitution therefor (to the extent not theretofore exercised); however, no such modification, extension, renewal or substitution shall be effective without the written consent of such optionee.

                   5.9 Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including without limitation, restrictions upon the exercise of the option or disposition of the stock acquired pursuant thereto, as the Committee shall deem advisable. Thus, for example, the Committee may require that all or any portion of an option granted pursuant hereto not be exercisable until a specified period of time has passed or some other event has occurred, or that the Corporation shall have the option to purchase stock acquired upon exercise of an option hereunder upon the occurrence of some event. Upon, and as a condition precedent to the exercise of the option granted under the Plan, any optionee shall sign the Corporation's then effective Stock Restriction Agreement.

               6. TERM OF PLAN. Options may be granted pursuant to the Plan from time to time within a period of 10 years from the date the Plan is adopted by the Corporation's Board of Directors, unless this Plan is sooner terminated. Termination of the Plan shall not affect any option theretofore granted.

               7. AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at that time not subject to options, suspend or discontinue the Plan or revise or amend it in any



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          respect whatsoever, subject to approval of the shareholders of the
          Corporation as may be required.

               8. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of stock pursuant to options may be used for general corporate purposes.

               9. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall impose no obligation upon the optionee to exercise such option.

              10. SECURITIES LAWS COMPLIANCE. Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan or to sell or issue any share pursuant to any option agreement executed pursuant to the Plan unless such grant of option or sale of shares upon exercise of option is at such time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and is qualified or exempt from qualification under the California Corporate Securities Law of 1968.

               As adopted by the Board of Directors on June 14, 1991.

                                          JAYCOR


                                       By: /s/ Eric P. Wenaas
                                          --------------------------------------
                                               Eric P. Wenaas, President


                                       By: /s/ Dorothy K. Bidwell
                                          --------------------------------------
                                               Dorothy K. Bidwell, Secretary























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
                             STOCK OPTION AGREEMENT
                             UNDER THE JAYCOR 1991
                        NON-QUALIFIED STOCK OPTION PLAN

        For value received, JAYCOR, a California corporation ("Grantor"), does hereby grant to ______________ ("Grantee") the right and option to purchase ____________ shares of common stock of Grantor at the price of ____________ and 00/100 Dollars ( . ) per share pursuant and subject to the terms and conditions set forth in the JAYCOR 1991 Non-Qualified Stock Option Plan ("Plan"), a copy of which is enclosed hereto as Exhibit 'A', and in accordance with, and subject to, the following terms and conditions:

        1. Time and Manner of Exercise. From and after ____________ Grantee shall have the right to purchase from Grantor ____________, shares of common stock of Grantor, upon delivery to Grantor of notice of exercise and representations in the form enclosed hereto as Exhibit 'B' accompanied by either a personal, certified or cashier's check in payment of the aggregate option price; shares of the common stock of Grantor having a total fair market value (agreed upon by Grantor and Grantee) equal to the aggregate option price; or any combination of cash and stock (agreed upon by Grantor and Grantee). In the event an option shall be exercisable by any person other than the Grantee, the required notice under this paragraph shall be accompanied by appropriate proof of the right of such person to exercise the option. Promptly upon receipt of such material, Grantor will deliver to Grantee stock certificate(s) representing the number of shares purchased in accordance with the foregoing and duly registered in the name(s) of Grantee and, at the Grantee's election, his or her spouse, or in the name(s) of his or her personal representatives, devisees or heirs, as the case may be.

        2. Antidilution Provisions. The number of shares that Grantee is entitled to purchase upon the exercise of this Option and the purchase price of those shares are subject only to the adjustments set forth in Section 5.6 of the Plan.

        3. Investment Undertaking; Nonassignability. This option may be exercised only by Grantee during his or her lifetime. Grantee will hold this Option and the rights arising hereunder for investment and not with a view to distribution, and upon exercise will deliver a letter in the form enclosed hereto as Exhibit 'B' concerning Grantee's nondistributive intent with respect to the shares of common stock received. Grantee will not transfer or assign this Option, except by will or the laws of intestate succession.



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        4.  Expiration. This Option shall terminate and expire at midnight on the date that is ten (10) years after the date of this Agreement, or three (3) months after the date that Grantee ceases to be eligible to participate in the Plan in accordance with Paragraph 3 of said Plan, whichever is earlier; provided, however, that, in the event of the death of Grantee while still serving as an employee, officer or director of Grantor, then his executor(s) or administrator(s), or any person or persons who shall have acquired the Option from the Grantee by bequest or inheritance, shall, during the twelve month period commencing on the date of the Grantee's death, have the right to exercise this Option with respect to the shares that remain subject to this Option on that date, subject to the conditions that this Option shall in no event be exercisable after its expiration in accordance with Paragraph 4 hereof and it shall be exercisable by such representative(s) or successor(s) only to the extent that the Grantee's right to exercise this Option had accrued pursuant to Paragraph 1 hereof at the time of the Grantee's death and had not previously been exercised.

        5. Withholding Taxes. In the event that the Grantor determines that it is required to withhold federal, state or local tax as a result of the exercise of this Option, the Grantee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Grantor to enable it to satisfy such withholding requirements.

        6. Rights as a Shareholder. Neither the Grantee nor the Grantee's representative shall have any rights as a shareholder with respect to any shares subject to this Option until such shares have been issued in the name of the Grantee or the Grantee's representative.

        7. Legality of Issuance. No shares shall be issued upon the exercise of this Option unless and until the Grantor has determined that:

                (a) It and the Grantee have taken all actions required to register the shares under the Securities Act of 1933, as amended (the "Securities Act"), or to perfect an exemption from the registration requirement thereof;

                (b) Any applicable listing requirement of any stock exchange on which stock is listed has been satisfied; and

                (c) Any other applicable provision of state or federal law has been satisfied.



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        8.      Restrictions on Transfer of Shares. Regardless of whether the offering and sale of shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Grantor may impose restrictions upon the sale, pledge or other transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Grantor and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law.

        Upon any exercise of this Option, the Grantee will deliver to the Grantor a letter in the form enclosed hereto as Exhibit 'B' in which the Grantee shall represent and agree that the shares to be acquired pursuant to the exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof. The Grantee also agrees to make such other representations as are deemed necessary or appropriate by the Grantor and its counsel.

        Stock certificates evidencing shares acquired under this Agreement in an unregistered transaction shall bear the following restrictive legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

        "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

        Any determination by the Grantor and its counsel in connection with any of the matters set forth in this Paragraph 8 shall be conclusive and binding on the Grantee and all other persons.

        9. Registration of Securities. The Grantor may, but shall not be obligated to, register or qualify the sale of shares under the Securities Act or any other applicable law. The Grantor shall not be obligated to take any affirmative action in order to cause the sale of shares under this Agreement to comply with any law.

        10. Removal of Legends. If, in the opinion of the Grantor and its counsel, any legend placed on a stock certificate representing shares sold under this Agreement is no longer

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required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number os shares but lacking such legend.

        11. No Transfer or Assignment of Option. Except as otherwise provided in this Agreement, this Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

        12. No Employment Rights. Nothing in this Agreement shall be construed as giving the Grantee the right to be retained as an employee of the Grantor or as impairing the right of the Grantor to terminate his service at any time, with or without cause.

        13. Mandatory Arbitration. In the event of any dispute between the Grantor and Grantee regarding this Agreement, the dispute and any issue as to the arbitrability of such dispute, shall be settled to the exclusion of a court of law, by arbitration in San Diego, California, by a panel of three arbitrators (each party shall choose one arbitrator and the third shall be chosen by the two arbitrators so selected) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The decision of a majority of the arbitrators shall be final and binding upon the parties. All costs of the arbitration and the fees of the arbitrators shall be allocated between the parties as determined by a majority of the arbitrators, it being the intention of the parties that the prevailing party in such a proceeding be made whole with respect to its expenses.

        14.     Miscellaneous.

        (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

        (b) This Agreement and the legal relations among the parties hereto shall be governed by, and construed in accordance with, the laws of the State of California.

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        (c)     This Agreement constitutes the entire agreement of the parties hereto as to the subject matter hereof, and supersedes all prior or contemporaneous written or oral agreements to the contrary.

        (d) All notices required or permitted to be given under this Agreement shall be sufficient in all respects if given in writing and delivered personally or by registered or certified mail, postage prepaid, to:

        If to the Grantor:              JAYCOR
                                        9775 Towne Centre Drive
                                        San Diego, CA 92121

        If to the Grantee:

        All notices given under this Agreement shall be deemed to have been given upon actual receipt thereof if delivered personally or, if mailed, on the third business day after such notice is deposited in the mail. Either party hereto may change its address by giving notice of such change to the other party hereto.

        (e) This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument, but in making proof of this Agreement, it shall never be necessary to produce or account for but one such counterpart.

        15. Committee Determination Final. The interpretation and construction of the Plan and this Stock Option Agreement, including any inconsistency between such documents, shall be reserved to and made by the Committee provided for under the Plan, the determination of which shall be final as between the parties hereto unless otherwise determined by the Board of Directors of Grantor.

        IN WITNESS WHEREOF, this Option is executed on behalf of Grantor and its officers thereunto duly authorized and by Grantee in his own behalf as of this 5th day of March, 1996.

GRANTOR                                 GRANTEE
JAYCOR


-----------------------------           -----------------------------------
Dorothy Bidwell, Secretary


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